UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2010

Icagen, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34217	56-1785001
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 350 Durham, North Carolina	27703
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 941-5206

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

On June 23, 2010, Icagen, Inc., a Delaware corporation (“Icagen”), entered into an Agreement for Purchase and Sale of Patent Rights and License Back (the “Agreement”) with Applied Genetic Technologies Corporation, a Delaware corporation (“AGTC”). The Agreement provides for the sale by Icagen to AGTC of Icagen’s rights to certain patents and patent applications (the “Patent Rights”) relating to the ion channel gene CNGB3, which has been linked to certain disorders of the eye. Under the terms of the Agreement, Icagen has assigned ownership of the Patent Rights to AGTC. Icagen has retained an exclusive license for small molecule human therapeutics targeting CNGB3. Pursuant to the transaction contemplated by the Agreement, AGTC is obligated to make a $1.0 million payment to Icagen. The Agreement contains customary cross-indemnification provisions.

The foregoing description of the Agreement is only a summary and is qualified in its entirety by the full text of the Agreement, a copy of which Icagen expects to file with its Quarterly Report on Form 10-Q for the quarter ending June 30, 2010.

A copy of a press release issued by Icagen on June 24, 2010 announcing the Agreement is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/S/ RICHARD D. KATZ
Richard D. Katz
Date: June 29, 2010		Executive Vice President, Finance and Corporate Development and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release entitled “AGTC and Icagen Announce Technology Transfer Agreement” issued by the Company on June 24, 2010